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                                                                    Exhibit 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1989 Stock Option Plan and 1993 Stock Incentive Plan of Infinity Financial Technology, Inc. of our report dated January 21, 1997, with respect to the consolidated financial statements and schedule of Infinity Financial Technology, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange
Commission.



                                                          /s/ ERNST & YOUNG LLP
Palo Alto, California
April 18, 1997